DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                   MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                 OF  CERTIFIED  PUBLIC  ACCOUNTANTS

ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report dated October 5, 1999 in the form 10-KSB/A of AmeriNet Group.com, Inc.(f/k/a Equity Growth Systems, inc.) and subsidiary, for the six months ended June 30, 1999.


Boca Raton, Florida
December 10, 1999                        /s/ Daszkal Bolton Manela Devlin & Co.
                                            Daszkal, Bolton, Manela, Devlin & Co


                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                   MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                 OF  CERTIFIED  PUBLIC  ACCOUNTANTS

ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our audit report dated October 5, 1999 in the form 10-KSB of American Internet Technical Center, Inc. for the six months ended June 30, 1999.


Boca Raton, Florida
October 21, 1999                        /s/ Daszkal Bolton Manela Devlin & Co.
                                            Daszkal, Bolton, Manela, Devlin & Co



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